UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 27, 2010

ACUITY BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Company or organization)	001-16583 (Commission File Number)	58-2632672 (I.R.S. Employer Identification No.)

1170 Peachtree St., N.E., Suite 2400, Atlanta, GA	30309
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 404-853-1400
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     (b) On October 27, 2010, John L. Clendenin, a director of Acuity Brands, Inc. (the “Company”) notified the Company of his decision to retire from the Company’s Board of Directors, effective as of the Company’s Annual Meeting of Stockholders to be held on January 7, 2011. Mr. Clendenin’s retirement is not the result of any disagreement with the Company.
     Also on October 27, 2010, the Board of Directors of the Company nominated Norman H. Wesley, former Chairman and Chief Executive Officer of Fortune Brands, Inc., to stand for election as a director of the Company at the Annual Meeting of Stockholders to be held on January 7, 2011.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The information contained in Item 8.01 hereof regarding John L. Clendenin is hereby incorporated by reference into this Item 5.02.
Additional Information and Where to Find it
     In connection with the 2010 annual meeting of stockholders, the Company will file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE ANNUAL MEETING. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by the Company with the SEC may be obtained free of charge by contacting Acuity Brands, Inc., Attn: Investor Relations, 1170 Peachtree Street N.E., Suite 2400, Atlanta, Georgia 30309, Telephone: 404-853-1400. Our filings with the SEC are also available on our website at www.acuitybrands.com.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: November 1, 2010

ACUITY BRANDS, INC.
By:	/s/ Richard K. Reece
Richard K. Reece
Executive Vice President and Chief Financial Officer